Exhibit 10.1

Ford Motor Company 2008 Long-Term Incentive Plan
(Effective as of March 1, 2008)

Purpose

1.(a) Purpose. This Plan, known as the "2008 Long-Term Incentive Plan" (the "Plan"), is intended to provide an incentive to certain salaried employees of Ford Motor Company (the "Company"), and of its subsidiaries, in order to encourage them to remain in the employ of the Company and to increase their interest in the Company's success. It is intended that this purpose be effected through stock awards and/or various stock-based rights with respect to shares of the Company's Common Stock (collectively, the "Plan Awards"), as provided herein, to eligible employees ("Participants").

(b) Company; Subsidiary; Employee. The term "Company" when used with reference to employment shall include subsidiaries of the Company. The term "subsidiary" shall mean (i) any corporation a majority of the voting stock of which is owned directly or indirectly by the Company or (ii) any limited liability company a majority of the membership interest of which is owned, directly or indirectly, by the Company. The term "employee" shall be deemed to include any person who is an employee of any joint venture corporation or partnership, or comparable entity, in which the Company has a substantial equity interest (a "Joint Venture"), provided such person was an employee of the Company immediately prior to becoming employed by such Joint Venture.

Administration

2.(a) Compensation Committee. The Compensation Committee of the Company's Board of Directors (the "Committee") shall administer the Plan and perform such other functions as are assigned to it under the Plan. The Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Plan Awards as it may deem necessary or advisable, in each case in its sole discretion.

(b) Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan, including, but not limited to, its authority to grant waivers pursuant to Article 8, to one or more other committees as it shall appoint, pursuant to such conditions or limitations as the Committee may establish; provided, however, that the Committee shall not delegate its authority to (1) make Plan Awards under the Plan, except as otherwise provided in Articles 4, 5, and 6; (2) act on matters affecting any Participant who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the liability provisions of Section 16(b) of the Exchange Act (any such Participant being called a "Section 16 Person"); or (3) amend or modify the Plan pursuant to the provisions of paragraph (b) of Article 14.

(c) Eligibility of Committee Members. No person while a member of the Committee or any committee of the Board of Directors administering the Plan shall be eligible to hold or receive a Plan Award.

Stock Available for Plan Awards

3.(a) Stock Subject to Plan. The stock to be subject to or related to Plan Awards shall be shares of the Company's Common Stock of the par value of $.01 per share ("Stock"), and may be either authorized and unissued or held in the treasury of the Company. The maximum number of shares of Stock with respect to which Plan Awards may be granted under the Plan, subject to adjustment in accordance with the provisions of Article 11, in each calendar year during any part of which the Plan is in effect shall be 2% of the total number of issued shares of Stock as of December 31 of the calendar year immediately preceding such year (the number of shares determined by application of such percentage in any calendar year being called the "2% Limit" for such year); provided, however, that such percentage may be increased to up to 3% in any one or more calendar years, in which event the excess over 2% in any such calendar year shall be applied to the reduction of the aggregate number of shares that otherwise would have been available for Plan Awards pursuant to this paragraph (a) and paragraph (c) of this Article 3 in subsequent calendar years during the term of the Plan, in inverse order commencing with the year 2018. Notwithstanding the foregoing, (i) the aggregate number of shares that may be issued upon exercise of "incentive stock options" (as defined in paragraph (a)(l) of Article 5) shall not exceed 2% of the number of shares authorized under the Company's Certificate of Incorporation at the date of adoption of the Plan (subject to adjustment in accordance with the provisions of Article 11), (ii) the maximum number of shares subject to Options (as defined below), with or without any related Stock Appreciation Rights (as defined below), that may be granted pursuant to Article 5 to any Covered Executive (as defined below) during any calendar year during any part of which the Plan is in effect shall be 5,000,000, subject to adjustment in accordance with the provisions of Article 11 and (iii) the maximum number of shares of Stock or Restricted Stock Units (as defined below) that may be granted as Final Awards (as defined below) pursuant to Article 4 to any Covered Executive during any calendar year during any part of which the Plan is in effect shall be 2,500,000, subject to adjustment in accordance with the provisions of Article 11.

(b) Computation of Stock Available for Plan Awards. For the purpose of computing the total number of shares of Stock remaining available for Plan Awards at any time in each calendar year during which the Plan is in effect, there shall be debited against the total number of shares determined to be available pursuant to paragraphs (a) and (c) of this Article 3 (i) the maximum number of shares of Stock subject to issuance upon exercise of Options (as defined below) granted in such year, (ii) the maximum number of shares of Stock or Restricted Stock Units that may be granted as Final Awards under Performance-Based Restricted Stock Units (as defined below) granted in such calendar year, and (iii) the number of shares of Stock related to Other Stock-Based Awards (as defined below) granted in such year, as determined by the Committee in each case as at the dates on which such Plan Awards were granted.

(c) Unused, Forfeited and Reacquired Shares. Any unused portion of the 2% Limit for any calendar year shall be carried forward and shall be made available for Plan Awards in succeeding calendar years. The shares involved in the unexercised or undistributed portion of any terminated, expired or forfeited Plan Award (including, without limitation, the shares debited under paragraph (b) of Article 3 that are not included in the related Final Award) also shall be made available for further Plan Awards. Any shares of Stock made available for Plan Awards pursuant to this paragraph (c) shall be in addition to the shares available pursuant to paragraph (a) of this Article 3.

Performance-Based Restricted Stock Units and Final Awards

4.(a) Grant of Performance-Based Restricted Stock Units. The term "Performance-Based Restricted Stock Unit" ("PB-RSU"), shall mean the right to receive, without payment to the Company, up to the number of Restricted Stock Units or shares of Stock described therein, subject to the terms and provisions of the PB-RSU and the Plan. The term "Restricted Stock Unit" shall mean the right to receive, without payment to the Company, one share of Stock upon expiration of the applicable restriction period, subject to the terms and conditions of the award and the Plan.  The Committee, at any time and from time to time while the Plan is in effect, may grant, or authorize the granting of, PB-RSUs to such officers and other key salaried employees of the Company, whether or not members of the Board of Directors, as it may select and for such numbers of shares based on such dollar amounts as it shall designate, subject to the provisions of this Article 4 and Article 3. Notwithstanding anything contained in the Plan to the contrary, the Committee may authorize a committee, whose membership shall be consistent with Delaware law, to determine the amount of individual grants of PB-RSUs and related Final Awards to key employees of the Company selected by such committee who are not officers or directors of the Company, subject to the provisions of Articles 3 and 4 and subject to a maximum number of shares of Stock and any other limitations specified by the Committee.

(b) Terms and Provisions of PB-RSUs. Prior to the grant of any PB-RSU, the Committee shall determine the terms and provisions of each PB-RSU, including, without limitation, (i) the number of Restricted Stock Units or shares of Stock to be earned under such PB-RSU if 100% of each of the Performance Goals is achieved (the "Target Award"), as adjusted pursuant to Article 11, (ii) one or more performance goals ("Performance Goals") based on one or more Performance Criteria (as defined below) to be used to measure performance under such PB-RSU, (iii) the formula (the "Performance Formula") to be applied against the Performance Goals in determining the percentage (which shall not exceed 200%) of the Target Award (as adjusted pursuant to Article 11) used to determine the number of Restricted Stock Units or shares of Stock earned under such PB-RSU, (iv) the period of time for which such performance is to be measured (the "Performance Period"), which shall commence not earlier than 90 days prior to the date of grant of such PB-RSU, and (v) the period of time, if any, during which the disposition of Restricted Stock Units or shares of Stock covered by any Final Award relating to such PB-RSU shall be restricted as provided in paragraph (a) of Article 9 (the "Restriction Period"); provided, however, that the Committee may establish the Restriction Period applicable to any PB-RSU at the time of or at any time prior to the granting of the related Final Award. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period, which if not met, would result in no Final Award being made to any Participant with such Goal for such Period. During and after the Performance Period, but prior to the grant of a Final Award relating to any PB-RSU granted to a Participant who is not a "Covered Executive", the Committee may adjust the Performance Goals, Performance Formula and Target Award and otherwise modify the terms and provisions of such PB-RSU, subject to the terms and conditions of the Plan. Each PB-RSU shall be evidenced by a letter, an agreement or such other document as the Committee may determine. The term "Performance Criteria" shall mean, with respect to any PB-RSU granted to a Participant who is a Covered Executive, one or more of the following objective business criteria established by the Committee with respect to the Company and/or any subsidiary, division, business unit or component thereof upon which the Performance Goals for a Performance Period are based: asset charge, asset turnover, automotive return on sales, capacity utilization, capital employed in the business, capital spending, cash flow, cost structure improvements, complexity reductions, customer loyalty, diversity, earnings growth, earnings per share, economic value added, environmental health and safety, facilities and tooling spending, hours per vehicle, increase in customer base, inventory turnover, market price appreciation, market share, net cash balance, net income, net income margin, net operating cash flow, operating profit margin, order to delivery time, plant capacity, process time, profits before tax, quality/customer satisfaction, return on assets, return on capital, return on equity, return on net operating assets, return on sales, revenue growth, sales margin, sales volume, total shareholder return, vehicles per employee, warranty performance to budget, variable margin, and working capital. The term "Performance Criteria" shall mean, with respect to any PB-RSU granted to a Participant who is not a Covered Executive, one or more of the business criteria listed above and/or any other criteria based on individual, business unit, group or Company performance selected by the Committee for the Performance Period. The Performance Criteria may be expressed in absolute terms or relate to the performance of other companies or to an index. The term "Covered Executive" shall mean executive officers as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended,  (the "Code"), or its successors.

(c) Final Awards. (1) As soon as practicable following the completion of the Performance Period relating to any PB-RSU, but not later than 12 months following such completion, the Committee shall determine the percentage (which shall not exceed 200%) of the Target Award (as adjusted pursuant to Article 11) which shall be used to determine the number of Restricted Stock Units or shares of Stock to be awarded finally to the Participant who holds such PB-RSU. Such number of Restricted Stock Units or shares of Stock is called the "Final Award". Each Final Award shall represent only full Restricted Stock Units or shares of Stock, and any fractional unit or share that would otherwise result from such Final Award calculation shall be disregarded. In making such determination, the Committee shall apply the applicable Performance Formula for the Participant for the Performance Period against the accomplishment of the related Performance Goals. The Committee may, in its sole discretion, reduce the amount of any Final Award that otherwise would be awarded to any Participant for any Performance Period. In addition, the Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant who is not a Covered Executive, subject to the maximum Final Award amount of 200% of the related Target Award (as adjusted pursuant to Article 11), taking into account (i) the extent to which the Performance Goals provided in such PB-RSU was, in the Committee's sole opinion, achieved, (ii) the individual performance of such Participant during the related Performance Period and (iii) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such PB-RSU. The Committee shall notify such Participant of such Participant's Final Award as soon as practicable following such determination.

(2) Following the determination of each Final Award, the Company shall credit the Restricted Stock Units or, in the case of a Final Award of shares of Stock, issue or cause to be issued shares of Stock, representing such Final Award in the name of the Participant who received such Final Award. Such Participant shall, upon the lapse of restrictions on Restricted Stock Units or upon the issuance of shares of Stock, become the holder of record of the number of shares of Stock, entitled to dividends, voting rights and other rights of a holder thereof, subject to the terms and provisions of the Plan, including, without limitation, the provisions of paragraph (e) of this Article 4 and Articles 8, 9 and 11. If the Final Award is in restricted shares of Stock, the Company may direct the transfer agent or program administrator, as the case may be, to restrict the Restricted Stock Units or shares of Stock in accordance with the terms of the Final Award.

(3) Notwithstanding the provisions of paragraphs (c)(l) and (2) of this Article 4 or any other provision of the Plan, in the case of any PB-RSU held by a Participant who is an employee of a foreign subsidiary or foreign branch of the Company or of a foreign Joint Venture, or held by a Participant who is in any other category specified by the Committee, the Committee may specify that such Participant's Final Award shall not be represented by certificates for shares of Stock but shall be represented by rights approximately equivalent (as determined by the Committee) to the rights that such Participant would have received if certificates for shares of Stock had been issued in the name of such Participant in accordance with paragraphs (c)(l) and (2) of this Article 4 (such rights being called "Stock Equivalents"). Subject to the provisions of Article 11 and the other terms and provisions of the Plan, if the Committee shall so determine, each Participant who holds Stock Equivalents shall be entitled to receive the same amount of cash that such Participant would have received as dividends if certificates for shares of Stock had been issued in the name of such Participant pursuant to paragraphs (c)(l) and (2) of this Article 4 covering the number of shares equal to the number of shares to which such Stock Equivalents relate. Notwithstanding any other provision of the Plan to the contrary, the Stock Equivalents representing any Final Award may, at the option of the Committee, be converted into an equivalent number of shares of Stock or, upon the expiration of the applicable Restriction Period, into cash, under such circumstances and in such manner as the Committee may determine.

(4) If the Restriction Period relating to any Final Award or part thereof shall expire while the Participant who was granted such Award is employed by the Company, the shares of Stock issued in such Participant's name with respect to such Final Award or part thereof, shall be delivered to or credited to an account for such Participant as soon as practicable, free of all restrictions.

(d) Dividend Equivalents. (1) The Committee shall have the right to determine whether or not each Participant who receives Restricted Stock Units representing a Final Award shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends if, on each record date during the entire Restriction Period relating to such Restricted Stock Unit, such Participant had been the holder of record of a number of shares of Stock equal to 100% of the related Final Award (as adjusted pursuant to Article 11).  Such cash payments are referred to as "dividend equivalents".  In the event the Committee authorizes dividend equivalents to be paid for any Restricted Stock Unit awarded to a Participant as a Final Award after the end of the Performance Period related to such Final Award, any such dividend equivalents relating to any dividend payable prior to the date of award of such Restricted Stock Unit shall be made at the same time as the payment relating to the first dividend paid after such date of award.

(2) Notwithstanding the provisions of paragraph (d)(1) of this Article 4 relating to dividend equivalents, the Committee may determine that, in lieu of receiving all or any portion of any such dividend equivalent in cash, a Participant shall receive an award of full Restricted Stock Units or shares of Stock having a value (as determined by the Committee) approximately equal to the portion of such dividend equivalent that was not paid in cash. Restricted Stock Units or shares of Stock so awarded shall be credited or issued as of the payment date for the related cash dividend, and the Restricted Stock Units or shares of Stock covered thereby shall be treated in the same manner as Final Awards, subject to the terms and conditions of the Plan, including, without limitation, the provisions of paragraphs (b), (c) and (e) of Article 4 and Articles 8, 9, and 11.

(e) Effect of Termination of Employment or Death. (1) If a Participant's employment with the Company shall be terminated, prior to the expiration of the Restriction Period, or prior to issuance of shares representing the Final Award if there is no Restriction Period, relating to any PB-RSU granted to such Participant, by reason of discharge, release in the best interest of the Company, release under mutually satisfactory conditions, termination under a voluntary or involuntary Company separation program or career transition program, voluntary quit or retirement without the approval of the Company, such PB-RSU, and any Restricted Stock Unit credited or shares of Stock not yet issued in the name of such Participant as a Final Award relating to such PB-RSU, shall be forfeited and cancelled forthwith unless the Committee shall grant an appropriate waiver. Any such waiver shall be granted in accordance with the procedure specified in paragraph (b) of Article 8 (in which event the reference in such paragraph (b) to "the nonfulfillment of such condition" shall be deemed to refer to such Participant's termination for any of the reasons specified above).

(2) If a Participant's employment with the Company shall be terminated for any reason other than a reason specified in paragraph (e)(l) of this Article 4, except death, prior to or concurrently with the expiration of the Restriction Period or prior to issuance of shares of Stock representing the Final Award if there is no restriction period relating to any PB-RSU granted to such Participant, the PB-RSU or Final Award, as the case may be, will remain unaffected except to the extent that the Committee decides to prorate a Final Award based on the number of full months that the Participant was employed during the Performance Period, and distribution of the Final Award will occur according to the normal schedule for such grant.

(3) If a Participant's employment with the Company shall be terminated at any time by reason of a sale or other disposition (including, without limitation, a transfer to a Joint Venture) of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, unless the Committee shall specify otherwise, any PB-RSUs then held by such Participant, and any shares of Stock or Restricted Stock Units issued or credited in the name of such Participant as a Final Award relating to such PB-RSUs, shall be dealt with as provided in paragraph (e)(2) of this Article 4, provided that such termination occurs at least three months after the date of grant.

(4) If a Participant shall die while in the employ of the Company, any PB-RSUs then held by such Participant shall remain in effect, except to the extent that the Committee decides to prorate any Final Award based on the number of full months that the Participant was employed during the Performance Period. Such PB-RSUs, and any shares of Stock awarded to the Participant but not yet issued, and any such shares thereafter issuable with respect to such PB-RSUs, shall be transferred or issued and delivered to the beneficiary designated pursuant to Article 10 or, if no such designation is in effect, to the executor or administrator of the estate of such Participant, free of all restrictions and restrictive legends. With regard to any Restricted Stock Units then held by such Participant, shares of Stock equal to the number of shares represented thereby shall be issued to such beneficiary, executor or administrator, free of all restrictions.

(5) Subject to the provisions of Article 8, if a Participant shall die following termination of employment, any PB-RSUs then held by such Participant shall remain in effect. Such PB-RSUs, and any shares of Stock awarded but not yet issued to the Participant, and any such shares thereafter issuable with respect to such PB-RSUs, shall be transferred or issued to the beneficiary designated pursuant to Article 10 or, if no such designation is in effect, to the executor or administrator of the estate of such Participant, free of all restrictions. With regard to any Restricted Stock Units then held by such Participant, shares of Stock equal to the number of shares represented thereby shall be issued to such beneficiary, executor or administrator, free of all restrictions.

(6) Except as otherwise provided in (e)(3) of this Article 4, notwithstanding any other provision of the Plan to the contrary, if a Participant's employment with the Company shall for any reason terminate prior to the later of (a) the date of expiration of the period of six months following the commencement of the Performance Period relating to any PB-RSU (or such other period as the Committee may specify) or (b) the date six months following the date of grant of such PB-RSU, such PB-RSU shall be forfeited and cancelled forthwith unless the Committee shall determine otherwise.

(7) Notwithstanding any provision of the Plan to the contrary, (i) the Committee may at any time establish a Restriction Period applicable to the Restricted Stock Unit or Stock to be represented by any Final Award, and such Restriction Period shall remain in effect until such time (which may be later than the date of the Participant's retirement or other termination of employment) as the Committee may determine; and (ii) the Committee may determine that no shares of Stock therefor shall be issued to any Participant until the date of expiration of the applicable Restriction Period (or such earlier date as the Committee may determine).

Options And Stock Appreciation Rights

5.(a) Grant of Options. (1) The Board of Directors, at any time and from time to time while the Plan is in effect, may authorize the granting of Options to such officers and other key salaried employees of the Company, whether or not members of the Board of Directors, as it may select from among those nominated by the Committee, and for such numbers of shares as it shall designate, subject to the provisions of this Article 5 and Article 3; provided, however, that no Option shall be granted to a Participant for a larger number of shares than the Committee shall recommend for such Participant. Each Option granted pursuant to the Plan shall be designated at the time of grant as either an "incentive stock option" ("ISO"), as such term is defined in the Code, or its successors (or shall otherwise be designated as an option entitled to favorable treatment under the Code) or as a "nonqualified stock option" ("NQO") (ISOs and NQOs being individually called an "Option" and collectively called "Options").

(2) Without in any way limiting the authority provided in paragraph (a)(l) of this Article 5, the Board of Directors may authorize the Committee to authorize the granting of Options, at any time and from time to time while the Plan is in effect, to such officers and other key salaried employees of the Company, whether or not members of the Board of Directors, as the Committee may select, subject to the provisions of this Article 5 and Article 3 and subject to such other limitations as the Board of Directors may specify. In addition, to the extent such authority has been delegated to the Committee pursuant to this Article 5, the Committee may authorize a committee of two or more Company officers appointed by it to determine the amount and date of individual Option grants for key employees selected by such committee who are not officers or directors of the Company, subject to Articles 3 and 5 and subject to a maximum number of shares of Stock and any other limitations specified by the Committee.

(3) The date on which an Option shall be granted shall be the date of authorization of such grant or such later date as may be determined at the time such grant is authorized. Any individual may hold more than one Option.

(b) Price. In the case of each Option granted under the Plan the option price shall be the fair market value of Stock on the date of grant of such Option; provided, however, that in the case of any Option granted to an employee of a foreign subsidiary or a foreign branch of the Company or of a foreign Joint Venture the Board of Directors may in its discretion fix an option price in excess of the fair market value of Stock on such date. The term "fair market value" when used with reference to the option price shall mean the closing price at which Stock shall have been reported on the New York Stock Exchange on the date of grant of such Option. In the event that any Option shall be granted on a date on which the closing price of Stock is unavailable on such Exchange, the fair market value of Stock on such date shall be deemed to be the closing price on the next preceding day on which there was such closing price.

(c) Grant of Stock Appreciation Rights. (1) The Board of Directors may authorize the granting of Stock Appreciation Rights (as defined below) to such Participants who are granted Options under the Plan as it may select from among those nominated therefor by the Committee. The Committee may authorize the granting of Stock Appreciation Rights to such Participants as are granted Options under the Plan pursuant to paragraph (a) of this Article 5. Each Stock Appreciation Right shall relate to a specific Option granted under the Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option.

(2) The term "Stock Appreciation Right" shall mean the right to receive, without payment to the Company and as the Participant may elect, either (a) that number of shares of Stock determined by dividing (i) the total number of shares of Stock subject to the related Option (or the portion or portions thereof which the Participant from time to time elects to use for purposes of this clause (a)), multiplied by the amount by which the fair market value of a share of Stock on the day the right is exercised exceeds the option price (such amount being hereinafter referred to as the "Spread"), by (ii) the fair market value of a share of Stock on the exercise date; or (b) cash in an amount determined by multiplying (i) the total number of shares of Stock subject to the related Option (or the portion or portions thereof which the Participant from time to time elects to use for purposes of this clause (b)), by (ii) the amount of the Spread; or (c) a combination of shares of Stock and cash, in amounts determined as set forth in clauses (a) and (b) above; provided, however, that the total number of shares which may be received upon exercise of a Stock Appreciation Right for Stock shall not exceed the total number of shares subject to the related Option or portion thereof, and the total amount of cash which may be received upon exercise of a Stock Appreciation Right for cash shall not exceed the fair market value on the date of exercise of the total number of shares subject to the related Option or portion thereof.

(3) The Committee may impose such conditions as it may deem appropriate upon the exercise of an Option or a Stock Appreciation Right, including, without limitation, a condition that the Stock Appreciation Right may be exercised only in accordance with rules and regulations adopted by the Committee from time to time.

(4) The right of a Participant to exercise a Stock Appreciation Right shall be cancelled if and to the extent the related Option is exercised. The right of a Participant to exercise an Option shall be cancelled if and to the extent that shares covered by such Option are used to calculate shares or cash received upon exercise of a related Stock Appreciation Right.

(5) The fair market value of Stock on the date of exercise of a Stock Appreciation Right shall be determined as of such exercise date in the same manner as the fair market value of Stock on the date of grant of an Option is determined pursuant to paragraph (b) of this Article 5.

(6) If any fractional share of Stock would otherwise be payable to a Participant upon the exercise of a Stock Appreciation Right, the Participant shall be paid a cash amount equal to the same fraction of the fair market value (determined as described above) of the Stock on the date of exercise.

(d) Stock Option Agreement. Each Option and related Stock Appreciation Right shall be evidenced by a Stock Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Each Stock Option Agreement shall provide that the Participant shall agree to remain in the employ of the Company for such period from the date of grant of such Option or combination of Options or related Stock Appreciation Rights as shall be provided in the Stock Option Agreement; provided, however, that the Company's right to terminate the employment of the Participant at any time, with or without cause, shall not be restricted by such agreement.

(e) Terms of Options and Stock Appreciation Rights. Each Option and related Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates, during such period, for such number of shares and subject to such further conditions as shall be determined pursuant to the provisions of the Stock Option Agreement with respect to such Option and related Stock Appreciation Right; provided, however, that a Stock Appreciation Right shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event no Option or related Stock Appreciation Right shall be exercised beyond ten years from the date of grant of the Option.

(f) Effect of Termination of Employment or Death. (1) Except as provided in paragraphs (f)(2) and (3) of this Article 5, if, prior to the date that any Option or Stock Appreciation Right shall first have become exercisable, the Participant's employment with the Company shall be terminated by the Company, with or without cause, or by the act, death, incapacity or retirement of the Participant, the Participant's right to exercise such Option or Stock Appreciation Right shall terminate on the date of such termination of employment and all rights thereunder shall cease.

(2) Notwithstanding the provisions of paragraph (f)(l) of this Article 5, if the Participant's employment with the Company shall be terminated by reason of retirement, release because of disability or death, and the Participant had remained in the employ of the Company for at least six months following the date of any Stock Option Agreement under the Plan between such Participant and the Company, and subject to the provisions of Article 8, all such Participant's rights under such Stock Option Agreement shall continue in effect or continue to accrue for the period ending on the date ten years from the date of grant of any Option (or such shorter period as the Committee may specify), subject, in the event of the Participant's death prior to such date, to the provisions of paragraph (f)(6) of this Article 5 and subject to any other limitation on the exercise of such rights in effect at the date of exercise.

(3) Notwithstanding any other provision of the Plan to the contrary, if a Participant's employment with the Company shall be terminated at any time by reason of a sale or other disposition (including, without limitation, a transfer to a Joint Venture) of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, all such Participant's rights under any Option and any related Stock Appreciation Right granted to him or her shall continue in effect and continue to accrue until the date five years after the date of such termination or such earlier or later date as the Committee may specify (but not later than the date ten years from the date of grant of any Option), provided such Participant shall satisfy both of the following conditions:

(a) such Participant, at the date of such termination, had remained in the employ of the Company for at least three months following the grant of such Option and Stock Appreciation Right, and

(b) such Participant continues to be or becomes employed in such division, operation or subsidiary following such sale or other disposition and remains in such employ until the date of exercise of such Option or Stock Appreciation Right (unless the Committee, or any committee appointed by it for the purpose, shall waive this condition (b)).

Upon termination of such Participant's employment with such (former) division, operation or subsidiary following such sale or other disposition, any then existing right of such Participant to exercise any such Option or Stock Appreciation Right shall be subject to the following limitations: (i) if such Participant's employment is terminated by reason of disability, death or retirement with the approval of his or her employer, such Participant's rights shall continue as provided in the preceding sentence with the same effect as if his or her employment had not terminated; (ii) if such Participant's employment is terminated by reason of discharge or voluntary quit, such Participant's rights shall terminate on the date of such termination of employment and all rights under such Option and Stock Appreciation Right shall cease; and (iii) if such Participant's employment is terminated for any reason other than a reason set forth in the preceding clauses (i) and (ii), such Participant shall have the right, within three months after such termination, to exercise such Option or Stock Appreciation Right to the extent that it or any installment thereof shall have accrued at the date of such termination and shall not have been exercised, subject in the case of any such termination to the provisions of Article 8 and any other limitation on the exercise of such Option and Stock Appreciation Right in effect at the date of exercise.

(4) If, on or after the date that any Option or Stock Appreciation Right shall first have become exercisable, a Participant's employment with the Company shall be terminated for any reason except retirement, release because of disability, death, release because of a sale or other disposition of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, discharge, release in the best interest of the Company or voluntary quit, such Participant shall have the right, within three months after such termination, to exercise such Option or Stock Appreciation Right to the extent that it or any installment thereof shall have accrued at the date of such termination of employment and shall not have been exercised, subject to the provisions of Article 8 and any other limitation on the exercise of such Option or Stock Appreciation Right in effect at the date of exercise.

(5) If a Participant's employment with the Company shall be terminated at any time by reason of discharge, release in the best interest of the Company or voluntary quit, the Participant's right to exercise such Option or Stock Appreciation Right shall terminate on the date of such termination of employment and all rights thereunder shall cease.

(6) If a Participant shall die within the applicable period specified in paragraph (f)(2), (3), or (4) of this Article 5, the beneficiary designated pursuant to Article 10 or, if no such designation is in effect, the executor or administrator of the estate of the decedent or the person or persons to whom the Option or Stock Appreciation Right shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution shall have the right, within the same period of time as the period during which the Participant would have been entitled to exercise such Option or Stock Appreciation Right (except that (a) in the case of a Participant to whom paragraph (f)(4) of this Article 5 applies, such Participant's Option or Stock Appreciation Right may be exercised only to the extent that it or any installment thereof shall have accrued at the date of death and shall not have been exercised; and (b) the period of time within which any Option or Stock Appreciation Right shall be exercisable following the date of the Participant's death shall not be less than one year (unless the Option by its terms expires earlier)), subject to the provision that no Option or related Stock Appreciation Right shall be exercised under any circumstances beyond ten years from the date of grant of such Option, and to any other limitation on the exercise of such Option or Stock Appreciation Right in effect at the date of exercise. No transfer of an Option or Stock Appreciation Right by the Participant, other than by filing a written designation of beneficiary pursuant to Article 10, shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. No transfer shall be effective without the acceptance by the designated beneficiary or other transferee of the terms and conditions of such Option or Stock Appreciation Right.

(7) Notwithstanding anything contained in the Plan to the contrary, for any Options granted under the Plan to Participants whose employment with the Company terminates by reason of a sale or other disposition (including, without limitation, a transfer to a Joint Venture) of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, effective as of the date of such termination of employment, all such Participant's rights under such Options shall become immediately vested and continue for the period specified in paragraph (f)(3) of this Article 5, subject to the conditions specified therein and in Article 8.

(g) Payment for Option Shares. (1) Payment for shares of Stock purchased upon exercise of an Option granted hereunder shall be made, either in full or, if the Committee shall so determine and at the election of the Participant, in installments, in such manner as provided in the applicable Stock Option Agreement.

(2) Unless the Committee shall provide otherwise in any form of Stock Option Agreement, any payment for shares of Stock purchased upon exercise of an Option granted hereunder may be made in cash, by delivery of shares of Stock beneficially owned by the Participant or by a combination of cash and Stock, at the election of the Participant; provided, however, that any shares of Stock so delivered shall have been beneficially owned by the Participant for a period of not less than six months prior to the date of exercise. Any such shares of Stock so delivered shall be valued at their fair market value on the date of such exercise, which shall be determined as of such date in the same manner as the fair market value of Stock on the date of grant of an Option is determined pursuant to paragraph (b) of this Article 5. The Committee shall determine whether and if so the extent to which actual delivery of share certificates to the Company shall be required.

Stock and Other Stock-Based
and Combination Awards

6.(a) (1) Grants of Other Stock-Based Awards. The Committee, at any time and from time to time while the Plan is in effect, may grant to such officers and other salaried employees of the Company, whether or not members of the Board of Directors, as it may select, Plan Awards pursuant to which Stock is or may in the future be acquired, or Plan Awards valued or determined in whole or part by reference to, or otherwise based on, Stock (including but not limited to Plan Awards denominated in the form of "stock units", grants of so-called "phantom stock" and options containing terms or provisions differing in whole or in part from Options granted pursuant to Article 5) (such Plan Awards being hereinafter called "Other Stock-Based Awards"). Other Stock-Based Awards may be granted either alone, in addition to, in tandem with or as an alternative to any other kind of Plan Award, grant or benefit granted under the Plan or under any other employee plan of the Company, including a plan of any acquired entity.

(2) In addition, the Committee may authorize a committee, whose membership shall be consistent with Delaware law to determine the amount and date of individual Other Stock-Based Awards for key employees selected by such committee who are not officers or directors of the Company, subject to this Article 6 and Article 3, to a maximum number of shares of Stock, and to such other limitations, terms, and conditions of such Awards as shall be determined by the Committee.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Committee shall have authority to determine the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock or stock units and the like to be granted or covered pursuant to such Plan Awards (subject to the provisions of Article 3) and all other terms and conditions of such Plan Awards, including, but not limited to, whether such Plan Awards shall be payable or paid in cash, Stock or otherwise.

(c) Consideration for Other Stock-Based Awards. In the discretion of the Committee, any Other-Stock Based Award may be granted as a Stock bonus for no consideration other than services rendered; provided, however, that in the event an Other Stock-Based Award shall be granted to a Participant who is a Section 16 Person under which shares of Stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall either be (i) equal to the amount (such as the par value of such shares) required to be received by the Company in order to assure compliance with applicable state law or (ii) equal to or greater than 50% of the fair market value of such shares (as determined in accordance with paragraph (b) of Article 5) on the date of grant of such Other Stock-Based Award.

(d) Salaried Employee.  Notwithstanding anything contained in the Plan to the contrary, the term "salaried employee", for purposes of this Article 6, shall be deemed to include any salaried employee of the Company or any other person designated by the Committee for an award under this Article 6.

(e) Effect of Termination of Employment or Death. Unless the Committee otherwise determines, the following provisions shall apply to any Plan Award made pursuant to this Article 6:

(1) If a Participant's employment with the Company shall be terminated, prior to vesting, or prior to issuance of shares if there is no vesting period, relating to any Plan Award granted to such Participant, by reason of discharge, release in the best interest of the Company, release under mutually satisfactory conditions, termination under a voluntary or involuntary Company separation program or career transition program, voluntary quit or retirement without the approval of the Company, such Plan Award shall be forfeited and cancelled forthwith unless the Committee shall grant an appropriate waiver. Any such waiver shall be granted in accordance with the procedure specified in paragraph (b) of Article 8 (in which event the reference in such paragraph (b) to "the nonfulfillment of such condition" shall be deemed to refer to such Participant's termination for any of the reasons specified above).

(2) If a Participant's employment with the Company shall be terminated for any reason other than a reason specified in paragraph (e)(l) of this Article 6, except death, prior to or concurrently with the expiration of any performance period or vesting period or prior to issuance of shares of Stock if there is no vesting period relating to any Plan Award granted to such Participant, such Plan Award will remain unaffected except to the extent that the Committee decides to prorate a Final Award based on the number of full months that the Participant was employed during the performance period or vesting period.

(3) If a Participant's employment with the Company shall be terminated at any time by reason of a sale or other disposition (including, without limitation, a transfer to a Joint Venture) of the division, operation or subsidiary in which such Participant was employed or to which such Participant was assigned, unless the Committee shall specify otherwise, any unvested Plan Award shall be dealt with as provided in paragraph (e)(2) of this Article 6, provided that such termination occurs at least three months after the date of grant.

(4) If a Participant shall die while in the employ of the Company, any unvested Plan Award then held by such Participant shall remain in effect, except to the extent that the Committee decides to prorate any Plan Award based on the number of full months that the Participant was employed during the vesting period. Such Plan Award, and any shares of Stock awarded to the Participant but not yet issued, and any such shares thereafter issuable with respect to such Plan Award, shall be transferred or issued and delivered to the beneficiary designated pursuant to Article 10 or, if no such designation is in effect, to the executor or administrator of the estate of such Participant, free of all restrictions.

(5) Subject to the provisions of Article 8, if a Participant shall die following termination of employment, any unvested Plan Award then held by such Participant shall remain in effect. Such Plan Award, and any shares of Stock awarded but not yet issued to the Participant, and any such shares thereafter issuable with respect to such Plan Award, shall be transferred or issued to the beneficiary designated pursuant to Article 10 or, if no such designation is in effect, to the executor or administrator of the estate of such Participant, free of all restrictions.

(6) Except as otherwise provided in (e)(3) of this Article 6, notwithstanding any other provision of the Plan to the contrary, if a Participant's employment with the Company shall for any reason terminate prior to the date six months following the date of grant of any unvested Plan Award, such Plan Award shall be forfeited and cancelled forthwith unless the Committee shall determine otherwise.

(7) Notwithstanding any provision of the Plan to the contrary, (i) the Committee may at any time establish a restriction period applicable to a Plan Award, and such restriction period shall remain in effect until such time (which may be later than the date of the Participant's retirement or other termination of employment) as the Committee may determine; and (ii) the Committee may determine that no shares of Stock therefor shall be issued to any Participant until the date of expiration of the applicable restriction period (or such earlier date as the Committee may determine).

Cash Awards

7. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine to permit a Participant, other than a Section 16 Person, who is an employee of a foreign subsidiary or a foreign branch of the Company or of a foreign Joint Venture to receive cash in lieu of any Plan Award or shares of Stock that would otherwise have been granted to or delivered to such Participant under the Plan, in such amount as the Committee may determine in its sole discretion. In addition, prior to payment of any Plan Award that is otherwise payable in Stock, the Committee may determine to pay the Plan Award in whole or in part in cash of equal value.  The value of such Plan Award on the date of distribution shall be determined in the same manner as the fair market value of Stock on the date of grant of an Option pursuant to paragraph (b) of Article 5.

Payment of Plan Awards and Conditions Thereon

8.(a) Effect of Competitive Activity. Anything contained in the Plan to the contrary notwithstanding, if the employment of any Participant shall terminate, for any reason other than death, while any Plan Award to such Participant is outstanding hereunder, and such Participant has not yet received the Stock covered by such Plan Award or otherwise received the full benefit of such Plan Award, such Participant, if otherwise entitled thereto, shall receive such Stock or benefit only if, during the entire period from the date of such Participant's termination to the date of such receipt, such Participant shall have earned out such Plan Award by (i) making himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company or any subsidiary thereof with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or of any subsidiary thereof, and (ii) refraining from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any subsidiary thereof.

(b) Nonfulfillment of Competitive Activity Conditions: Waivers Under the Plan. In the event of a Participant's nonfulfillment of any condition set forth in paragraph (a) of this Article 8 such Participant's rights under any Plan Award shall be forfeited and cancelled forthwith; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived in the following manner:

(i) with respect to any such Participant who at any time shall have been a Section 16 Person, such waiver may be granted by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any subsidiary thereof by reason of the nonfulfillment of such condition; and

(ii) with respect to any other such Participant, such waiver may be granted by the Committee (or any committee appointed by it for the purpose) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

(c) Effect of Inimical Conduct. Anything contained in the Plan to the contrary notwithstanding, all rights of a Participant under any Plan Award shall cease on and as of the date on which it has been determined by the Committee that such Participant at any time (whether before or subsequent to termination of such Participant's employment) acted in a manner inimical to the best interests of the Company or any subsidiary thereof.

(d) Tax and Other Withholding. Prior to any distribution of cash, Stock or Other Stock-Based Awards (including payments under paragraph (d) of Article 4) to any Participant, appropriate arrangements (consistent with the Plan and any rules adopted hereunder) shall be made for the payment of any taxes and other amounts required to be withheld by federal, state or local law.

(e) Substitution. The Committee, in its sole discretion, may substitute a Plan Award (except ISOs) for another Plan Award or Plan Awards of the same or different type.

Non-Transferability of Plan Awards;
Restrictions on Disposition and Exercise of Plan Awards

9.(a) Restrictions on Transfer of Rights or Final Awards. (i) No PB-RSU or (ii) until the expiration of the applicable Restriction Period, no shares of Stock or Restricted Stock Units covered by any Final Award determined under paragraph (c) of Article 4, shall be transferred, pledged, assigned or otherwise disposed of by a Participant, except as permitted by the Plan, without the consent of the Committee, otherwise than by will or the laws of descent and distribution; provided, however, that the Committee may permit, on such terms as it may deem appropriate, use of Stock included in any Final Award as partial or full payment upon exercise of an Option under the Plan or a stock option under any Stock Option Plan of the Company prior to the expiration of the Restriction Period relating to such Final Award.

(b) Restrictions on Transfer of Options or Stock Appreciation Rights. Unless the Committee determines otherwise, no Option or related Stock Appreciation Right shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant the Option or Stock Appreciation Right shall be exercisable only by such Participant or such Participant's guardian or legal representative.

(c) Restrictions on Transfer of Certain Other Stock-Based Awards. Unless the Committee determines otherwise, no Other-Stock Based Award which constitutes an option or similar right shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant any such Other-Stock Based Award shall be exercisable only by such Participant or such Participant's guardian or legal representative.

Designation of Beneficiaries

10. Anything contained in the Plan to the contrary notwithstanding, a Participant may file with the Company a written designation of a beneficiary or beneficiaries under the Plan (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe), subject to the provisions of paragraph (e) of Article 4, paragraph (f) of Article 5, and paragraph (e) of Article 6. A Participant shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who receive such Participant's life insurance proceeds under the basic Company Life Insurance Plan unless such Participant shall have assigned such life insurance or shall have filed with the Company a written designation of a different beneficiary or beneficiaries under the Plan. A Participant may from time to time revoke or change any such designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to any PB-RSU, Final Award, Option, Stock Appreciation Right or Other Stock-Based Award, the Committee may determine to recognize only the legal representative of such Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone. In the event of the death of any Participant, the term "Participant" as used in the Plan shall thereafter be deemed to refer to the beneficiary designated pursuant to this Article 10 or, if no such designation is in effect, the executor or administrator of the estate of such Participant, unless the context otherwise requires.

Merger, Consolidation, Stock Dividends, Etc.

11.(a) Adjustments. In the event of any merger, consolidation, reorganization, stock split, stock dividend or other event affecting Stock, an appropriate adjustment shall be made in the total number of shares available for Plan Awards and in all other provisions of the Plan that include a reference to a number of shares, and in the numbers of shares covered by, and other terms and provisions of, outstanding Plan Awards.

(b) Committee Determinations. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to a Plan Award.

Acceleration of Payment, Modification of Plan Awards
and Fair Market Value of Plan Awards

12. (a) Acceleration of Payment, Modification of Plan Awards. Notwithstanding any other provision of the Plan, the Committee, in the event of the death of a Participant or in any other circumstance, may accelerate distribution of any Plan Award in its entirety or in a reduced amount, in cash or in Stock, or modify any Plan Award, in each case on such basis and in such manner as the Committee may determine in its sole discretion.

(b) Fair Market Value of Plan Awards. All Plan Awards shall be valued on the date of grant at the fair market value of Stock determined pursuant to paragraph (b) of Article 5.

Rights as a Stockholder

13. A Participant shall not have any rights as a stockholder with respect to any share covered by any Plan Award until such Participant shall have become the holder of record of such share.

Term, Amendment, Modification,
Termination of the Plan, and Code Section 409A

14.(a) Term. The Plan shall terminate on May 1, 2018, except with respect to Plan Awards then outstanding.

(b) Amendment, Modification and Termination. The Board of Directors, upon recommendation of the Committee, at any time may amend, modify or terminate the Plan, and the Committee at any time may amend or modify the Plan; provided, however, that no such action of the Board of Directors or the Committee, without approval of the stockholders, may (a) increase the total number of shares of Stock with respect to which Plan Awards may be granted under the Plan, (b) extend the term of the Plan as set forth in paragraph (a) of this Article 14 or (c) permit any person while a member of the Committee or any committee of the Board of Directors administering the Plan to be eligible to receive or hold a Plan Award; provided, however, that neither the Board of Directors nor the Committee may amend or modify the Plan so as to increase the maximum number of shares determinable pursuant to the last sentence of paragraph (a) of Article 3.

(c) Code Section 409A. The Plan and all Plan Awards are designed and intended to meet the requirements of Section 1.409A-1(b)(5) of the U.S. Treasury Department Regulations so that no Plan Award is determined to provide or is treated as providing for the deferral of compensation under Code Section 409A such that the Plan Award becomes subject to the general provisions of Code Section 409A, or the regulations issued thereunder.  To the extent any Plan Award ultimately is determined or treated as providing for the deferral of compensation under Code Section 409A, the Company reserves the right to take such action, on a uniform basis, as the Company deems necessary or desirable to ensure compliance with Code Section 409A, and the regulations thereunder, or to achieve the goals of the Plan without having adverse tax consequences under the Plan for any employee or beneficiary.

Indemnification and Exculpation

15.(a) Indemnification. Each person who is or shall have been a member of the Board of Directors or of the Committee or of any committee of the Board of Directors administering the Plan or of any committee appointed by the foregoing committees shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person's lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

(b) Exculpation. Each member of the Board of Directors or of the Committee or of any committee of the Board of Directors administering the Plan or any committee appointed by the foregoing committees, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board of Directors or of the Committee or of any committee of the Board of Directors administering the Plan or of any committee appointed by the foregoing committees, or an officer or employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Expenses of Plan

16. The entire expense of offering and administering the Plan shall be borne by the Company and its participating subsidiaries.

Finality of Determinations

17. Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board of Directors or the Committee or any committee of the Board of Directors administering the Plan or any committee appointed by the foregoing committees shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, the stockholders, the Committee and each of the members thereof, and the directors, officers, and employees of the Company and its subsidiaries, the Participants, and their respective successors in interest.